UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 25, 2014

EAGLE FORD OIL AND GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

2951 Marina Bay Drive Suite 130-369 League City, Texas	77573
(Address of Principal Executive Offices)	(Zip Code)

281.383.9648

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – OTHER EVENTS

ITEM 1.02 Termination of Material Definitive Agreement

On June 4, 2012, ECCE entered into an agreement though a special purpose entity named EFOGC – East Pearsall, L.L.C., a Texas limited liability company. ECCE owns 100% of the Class B Membership Interests in EFEP. EFEP completed the acquisition of 85% Working Interest in 3,683 acres in Frio County, Texas from Amac Energy, L.L.C. to drill and develop the Austin Chalk, Buda, Eagle Ford and Pearsall Shale reservoirs before six months of the termination of the East Pearsall leases. ECCE has attempted to raise funds in order to develop this field since the time of purchase.

ECCE was unsuccessful in obtaining drilling funds by the specified date so per the terms of the agreement, on July 21, 2014 ECCE reassigned the East Pearsall leases back to Amac Energy, L.L.C. This reassignment was effectuated pursuant to the terms of Settlement Agreement and Mutual Release between EFOGC - East Pearsall, L.L.C. and Amac Energy, L.L.C. and Crevalle Energy, L.L.C. dated July 21, 2014. The Settlement and Mutual Release is filed as an Exhibit to this Report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

     Not Applicable.

(b) Pro forma Financial Information.

     Not Applicable.

(c) Shell Company Transaction.

     Not applicable

(d) Exhibits

10.1 Settlement Agreement and Mutual Release between EFOGC – East Pearsall, L.L.C. and Amac Energy, L.L.C and Crevalle Energy, L.L.C. filed on July 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FORD OIL AND GAS CORP

Date: July 25, 2014	By:/s//Paul Williams
Paul Williams, CEO